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                                                                     EXHIBIT 4.9


Void After 5:00 p.m.,                               Warrant to Purchase  ------
Eastern Standard Time                            Shares (Subject to Adjustment)
December 14, 2009


     THIS WARRANT AND THE SHARES ISSUABLE UPON EXERCISE OF THIS WARRANT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), OR ANY STATE SECURITIES OR BLUE SKY LAWS AND MAY NOT BE OFFERED, SOLD, TRANSFERRED, HYPOTHECATED OR OTHERWISE ASSIGNED EXCEPT (1) PURSUANT TO A REGISTRATION STATEMENT WITH RESPECT TO SUCH SECURITIES WHICH IS EFFECTIVE UNDER THE ACT OR (2) PURSUANT TO AN AVAILABLE EXEMPTION FROM REGISTRATION UNDER THE ACT RELATING TO THE DISPOSITION OF SECURITIES, AND (3) IN ACCORDANCE WITH APPLICABLE STATE SECURITIES AND BLUE SKY LAWS.


                        LAKARO BIOPHARMACEUTICALS, INC.
                       Warrant to Purchase Common Stock


     Lakaro Biopharmaceuticals, Inc. (the "Company"), a corporation organized and operating under the laws of the State of Delaware, hereby certifies that, for value received, ______ (the "Holder") is entitled to purchase from the Company at any time before 5:00 p.m., Eastern Standard Time, on December 14, 2009, ______ shares of the Company's Common Stock, par value of $0.001
(the "Warrant Shares"), subject to the conditions of this Warrant and to adjustment as hereinafter provided, at a price of $0.01 per share (the "Warrant Price"). In the event the aforesaid expiration date of the Warrant falls on a Saturday or Sunday, or on a legal holiday on which the New York Stock Exchange, the American Stock Exchange or the NASDAQ National Market Automated Quotation System is closed, then the Warrant shall expire at 5:00 p.m. Eastern Standard Time on the next succeeding U.S. business day.

Section 1. Vesting Schedule. This Warrant shall vest and be exercisable
           ----------------
immediately upon its issuance.

Section 2. Method of Exercise. The Warrant may be exercised by the Holder as to
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the whole or any part of the Common Stock covered hereby by surrender of the
Warrant at the principal office of the Company, with the Cash Purchase Form attached hereto duly executed, and upon payment to the Company of the Warrant Price for the Common Stock to be purchased in cash or by certified check or bank draft. Thereupon, this Warrant shall be deemed to have been exercised and the person exercising the same to have become a holder of record of Common Stock purchased hereunder for all purposes, and certificates for the appropriate number of fully paid and non-assessable shares so purchased shall be delivered to the Purchaser within a reasonable time thereafter. If the Warrant shall be exercised in respect of a part only of the shares of Common Stock covered hereby, the Holder shall be entitled to receive a similar Warrant of like

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tenor and date covering the number of shares of Common Stock in respect of which this Warrant shall not have been exercised.

Section 3. Transfers and Exchanges. If permitted by the provisions of Section 9,
           -----------------------
the Company shall transfer, from time to time, any outstanding Warrant upon the books to be maintained for that purpose, upon surrender thereof for transfer properly endorsed or accompanied by a written assignment of such Warrant substantially in the form attached hereto duly executed by the Holder or his agent or attorney and funds sufficient to pay any transfer taxes payable upon the making of such a transfer. Upon any such transfer, a new Warrant shall be issued to the transferee and the surrendered Warrant shall be canceled by the Company.

Section 4. Registration Rights. This Warrant and the Warrant Shares issuable
           -------------------
upon exercise hereof are not and, except as provided herein, will not be registered under the Securities Act of 1933 (the "Act") or state securities laws. The Holder, by acceptance hereof, and with reference to the Warrant and the Warrant Shares issuable upon exercise of the Warrant, represents and warrants that:

     (a) The Holder is acquiring such securities for the Holder's own account for investment and not with the view to or in connection with any offering or distribution, and the Holder has no present intention of selling or otherwise disposing of such securities.

     (b) The Holder is not acquiring such securities for resale or other disposition upon the occurrence or nonoccurrence of some predetermined event or circumstance such as, for example, after holding them for any specific period to realize long-term capital gains, or upon any price rise, or upon any price decline or for a fixed or determined period in the future.

     (c) Notwithstanding anything to the contrary herein, the Holder will not sell, assign or transfer for value this Warrant or the Warrant Shares issuable upon exercise hereof except pursuant to registration under the Act or receipt of an opinion of counsel satisfactory to the Company that registration under the Act is not required, and the Company will place a legend on this Warrant and on any certificates for such Warrant Shares acknowledging the foregoing restrictions.

     (d) Subject to the provisions of this Warrant and, notwithstanding anything herein to the contrary, the Company agrees to register the Warrant Shares in the manner and upon the conditions set forth in Article III of the Contribution Agreement, dated November 18, 1999 (the "Contribution Agreement"), a copy of which Article III is annexed hereto as Exhibit A.

     (e) Notwithstanding any other provision of this Section 4, the Company may at any time, abandon or delay any registration commenced by the Company. In the event of such an abandonment by the Company, the Company shall not be required to continue registration of Warrant Shares requested by the Holder for inclusion and the Holder shall retain the right to request inclusion of Warrant Shares as set forth above.

     (f) The Holder shall have the right to request inclusion of any of the Warrant Shares in a registration statement as described in this Section 4 up to two (2) times.

     (g) The Holder hereby represents to the Company that he or she is an accredited
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investor as defined in Rule 506 under the Securities Act of 1933, as amended.

Section 5.  Adjustment of Warrant Price. The Warrant Price and the number of
            ---------------------------
shares of Common Stock subject to being purchased pursuant to this Warrant shall be subject to adjustment from time to time as follows:

     (a) In case, prior to the expiration of this Warrant by exercise or by its terms, the Company shall issue any Common Stock as a share dividend or subdivide the number of outstanding Common Stock into a greater number of shares, then, in either of such cases, the purchase price per share of the Common Stock purchasable pursuant to this Warrant in effect at the time of such action shall be proportionately reduced and the number of shares at the time purchasable pursuant to this Warrant shall be proportionately increased; and conversely, in the event the Company shall contract the number of outstanding Common Stock by combining such shares into a smaller number of shares, then, in such case, the purchase price per share purchasable pursuant to this Warrant in effect at the time of such action shall be proportionately increased, and the number of shares at that time purchasable pursuant to this Warrant shall be proportionately decreased. If the Company, at any time during the life of this Warrant, shall declare a dividend payable in cash on its Common Stock, and shall at substantially the same time offer to its shareholders the right to purchase new Common Stock from the proceeds of such dividend or for an amount substantially equal to the dividend, all Common Stock so issued shall, for purposes of this Warrant, be deemed to have been issued as a share dividend. Any dividends paid or distributed upon Common Stock in shares of any other class or securities convertible into Common Stock shall be treated as a dividend paid in Common Stock to the extent that shares of Common Stock are issuable upon the conversion thereof.

     (b) In case, prior to the expiration of this Warrant by exercise or by its terms, the Company shall be recapitalized by reclassifying its outstanding Common Stock into shares of a different par value, or the Company shall merge into or consolidate with another corporation or shall sell all or substantially all of its or any of its successor corporation's property and assets to any other corporation or corporations (any such corporation being included within the meaning of the term "successor corporation"), the Holder shall thereafter have the right to purchase, upon the basis and on the terms and conditions and during the time specified in this Warrant in lieu of the Common Stock of the Company theretofore purchasable upon the exercise of this Warrant, such shares, securities, or assets as may be issued or payable with respect to, or in exchange for, the Common Stock of the Company theretofore purchasable upon the exercise of this Warrant had such recapitalization, consolidation, merger, or conveyance not taken place; and in any such event, the rights of the Holder to an adjustment in the number of Common Stock purchased upon the exercise of this Warrant as herein provided shall continue and be preserved in respect of any shares, securities, or assets which the Holder becomes entitled to purchase.

     (c) If the Company shall set a record date with respect to its Common Stock or shall propose to give notice to or take a vote of the holders of its Common Stock for any of the purposes set forth in paragraphs (a) or (b) above, the Company shall give notice to the Holder at least fifteen (15) days prior to any such action to be taken. Such notice shall specify the date or expected date, if any is to be fixed, as of which holders of Common Stock of record shall be entitled to participate in any such action.
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     (d)  In case the Company at any time while this Warrant remains unexpired and unexercised shall sell all or substantially all of its property or dissolve, liquidate, or wind-up its affairs, the Holder may thereafter receive upon exercise hereof in lieu of each share of Common Stock of the Company which it would have been entitled to receive, the same kind and amount of any securities or assets which may be issuable, distributable, or payable upon any such sale, dissolution, liquidation, or winding-up in respect of each share of Common Stock of the Company.

Section 6. Payment of Taxes. The Company will pay any documentary stamp taxes
           ----------------
attributable to the initial issuance of Common Stock issuable upon the exercise of this Warrant; provided, however, that the Company shall not be required to pay any tax which may be payable in respect of any transfer involved in the issue or delivery of any share certificates in a name other than that of the Holder in respect of which such shares are issued, and in such case the Company shall not be required to issue or deliver any certificate for Common Stock or any Warrant until the person requesting the same has paid to the Company the amount of such tax or has established to the Company's satisfaction that such tax has been paid or that such person has an exemption from the payment of such tax.

Section 7. Reservation of Common Stock. There have been reserved, and the
           ---------------------------
Company shall at all times keep reserved out of the authorized and unissued Common Stock, a number of shares of Common Stock sufficient to provide for the exercise of the rights of purchase represented by this Warrant. The Company agrees that all Common Stock issued upon exercise of this Warrant shall be, at the time of delivery of the certificates of such shares, validly issued and outstanding, fully paid and non assessable and listed on any national securities exchange upon which the other shares of Common Stock of the Company are then listed. All warrants surrendered in the exercise of the rights thereby evidenced shall be canceled by the Company, and such canceled warrants shall constitute sufficient evidence of the exercise of such warrants. Promptly after the expiration of this Warrant, the Company shall certify the total aggregate number of warrants then outstanding, and thereafter no shares of Common Stock shall be subject to reservation in respect of such Warrant which has expired.

Section 8. Fractional Interest. The Warrant may only be exercised to purchase
           -------------------
full shares of Common Stock and the Company shall not be required to issue fractions of shares of Common Stock on the exercise of the Warrant. However, if the Holder exercised all warrants then owned or record by him and such exercise would result in the issuance of a fractional share, the Company will pay to the Holder, in lieu of the issuance of any fractional share otherwise issuable, an amount of cash based on the market value of the Common Stock of the Company on the last trading day prior to the exercise date or, if the Common Stock is not then publicly traded, at its fair market value as determined by the Company's Board of Directors.

Section 9. Restrictions on Transferability. This Warrant shall not be
           -------------------------------
transferred, hypothecated or assigned before satisfaction of the conditions specified in this Section 9, which conditions are intended to ensure compliance with the provisions of the Securities Act with respect to the transfer of any Warrant. This Warrant may be transferred in full only; no partial transfers will be
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accepted or recognized by the Company under any circumstances. The Holder, by acceptance of this Warrant, agrees to be bound by the provisions of this Section 9.

     (a) Except as otherwise provided in this Section 9, each Warrant shall be stamped or otherwise imprinted with a legend in substantially the following form:

          "This Warrant and the securities represented hereby have not been registered under the Securities Act of 1933, as amended, or the securities laws of any state, and may not be transferred unless registered pursuant thereto, or unless an exception therefrom is available, and in accordance with the provisions of this Warrant."

(b) Notwithstanding the foregoing provision of this Section 9, the restrictions imposed by this Section 9 upon the transferability of the Warrant and the legend requirements of the subsection (a) hereof shall terminate as to any particular Warrant (i) when and so long as such security shall have been effectively registered under the Securities Act and disposed of pursuant thereto; or (ii) when the Company shall have received an opinion of counsel reasonably satisfactory to it that such securities may be transferred without registration thereof under the Securities Act. Whenever the restrictions on this Warrant shall terminate, as hereinabove provided, the Holder shall be entitled to receive from the Company a new unlegended Warrant.

All warrants issued upon registration of transfer, division or combination of, or in substitution for, any Warrant or Warrants entitled to bear such legend shall have a similar legend endorsed thereon.

Section 10. Notices. Any notice pursuant to this Warrant to be given by the
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Holder shall be sufficiently given if sent by registered mail, return receipt requested, postage prepaid, addressed as follows:

          Lakaro Biopharmaceuticals, Inc.
          216 Jaffa Road
          Jerusalem 94383 Israel

          Attention: Robert Trachtenberg
                     General Counsel

Any notice pursuant to this Warrant to be given by the Company to the Holder shall be sufficiently given if sent by registered mail, return receipt requested, postage prepaid, addressed as follows:

Section 11. Supplements and Amendments. The Company may from time to time
            --------------------------
supplement or amend this Warrant in order to cure any ambiguity or to correct or supplement any provision contained herein which may be defective or inconsistent with any other provision herein, or to make any other provisions in regard to matters or questions arising hereunder which the Company may deem necessary or desirable and which shall not be inconsistent with the provisions of the Warrant and which shall not adversely affect the interest of the Holder.
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Section 12. Governing Law and Jurisdiction. This Warrant shall be deemed to be a
            ------------------------------
contract made under the laws of the State of New York and shall be construed in accordance with the laws of New York applicable to agreements to be performed wholly within State of New York. Any dispute arising from this Warrant shall be resolved in the appropriate state or federal court in New York County and the parties hereto consent to the personal jurisdiction of such court.

Section 13. Benefits of this Warrant. Nothing in this Warrant shall be construed
            ------------------------
to give to any person or corporation other than the Company and the Holder any legal or equitable right, remedy or claim under this Warrant; but this Warrant shall be for the sole and exclusive benefit of the Company and the Holder. Notwithstanding the foregoing, this Warrant shall not entitle the Holder to any rights as a shareholder of the Company.

Section 14. Successors. All the covenants and provisions of this Warrant by or
            ----------
for the benefit of the Company or the Holder shall bind and inure to the benefit of their respective heirs, administrators, successors and assigns hereunder.

  IN WITNESS WHEREOF, the parties have entered into this Warrant on the date written below.


Dated: December 14, 1999

                                   LAKARO BIOPHARMACEUTICALS, INC.


                                   By ___________________________________
                                        Its ___________________________

Attest:

_______________________________________
Secretary